Exhibit 3.1

EXECUTION COPY

RISE COMPANIES CORP.

INVESTORS’ RIGHTS AGREEMENT

April 14, 2014

Investors’ Rights Agreement

THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 14th day of April, 2014, by and among Rise Companies Corp., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and the holders of Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Series A Preferred Stock Purchase Agreement of even date herewith (the “Series A Agreement”); and

WHEREAS, in order to induce the Investors to purchase Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock” or “Preferred Stock”), and invest funds in the Company pursuant to the Series A Agreement, the Investors, the Common Holders and the Company hereby agree that this Agreement shall govern the rights of the Investors and the Common Holders to cause the Company to register shares of Common Stock, par value $0.0001 per share (the “Common Stock”), issued or issuable to them and certain other matters as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.          Registration Rights. The Company covenants and agrees as follows:

1.1           Definitions. For purposes of this Agreement:

(a)          “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b)          “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.

(c)          “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d)           “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(e)          “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Sections 1.2, 1.4, 1.12 and 3.7.

(f)          “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a transaction under Rule 145 of the Act).

(g)          “Liquidation Event” shall have the same meaning as set forth in the Restated Certificate.

(h)          “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i)          “Qualified Public Offering” means a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Act, the public offering price of which is not less than $35,000,000 in the aggregate.

(j)          “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(k)          “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 1.2, 1.4, 1.12, 2.1, 2.2, 2.4 and 3.7 and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(l)          “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(m)          “Rule 144” shall mean Rule 144 under the Act.

(n)          “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one (1) year.

(o)          “Rule 405” shall mean Rule 405 under the Act.

2

(p)          “SEC” shall mean the Securities and Exchange Commission.

(q)          “Series A Director” shall have the same meaning as set forth in the Restated Certificate.

1.2           Request for Registration.

(a)          Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) five years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $15,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)          If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities held by all Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)          Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)          in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

3

(ii)         after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(iii)        during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(iv)        if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(v)         if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than twice in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3           Company Registration.

(a)          If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 1.2 or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

4

(b)          Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)          Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Common Holder be included in such offering if any Registrable Securities held by any Holder (and that such Holder has requested to be registered) are excluded from such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4           Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 1.4, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

5

(a)          promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)          use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)          if Form S-3 is not available for such offering by the Holders;

(ii)         if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $10,000,000;

(iii)        if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board of Directors stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the S-3 Initiating Holders, provided that such right shall be exercised by the Company not more than twice in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)        if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.4;

(v)         in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

6

(vi)        if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or

(vii)       during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 1.3 above, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective.

(c)          If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)          Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5           Obligations of the Company

. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)          prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)          prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)          furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

7

(d)          use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)          notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)          promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(h)          cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(i)          provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:

8

(i)          materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii)         materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)        require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6           Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7           Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.

9

1.8           Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9           Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)          To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

10

(c)          Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d)          If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein or contribution under the Act may be required on the part of any party hereto for which indemnification is provided under this Section 1.9, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements, omissions or other actions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

11

(e)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)          The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10         Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)          furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11         Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least one million (1,000,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

12

1.12         Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13         “Market Stand-Off” Agreement.

(a)          Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

13

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, if (i) during the last seventeen (17) days of the one hundred eighty (180)-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the one hundred eighty (180)-day restricted period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the one hundred eighty (180)-day period, the restrictions imposed by this Section 1.13 shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)          Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.14         Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) without being subject to volume limitations or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event.

2.          Covenants of the Company.

2.1           Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor (or transferee of an Investor) that holds at least 1,000,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) (a “Major Investor”):

(a)          as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

14

(b)          as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)          as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, approved by the Board of Directors; and

(d)          such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel;

Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2           Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3           Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Qualified Public Offering (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event.

2.4           Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, the term “Major Investor” includes any general partners and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate.

15

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)          The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)          By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).

(c)          If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d)          The right of first offer in this Section 2.4 shall not be applicable to (i) issuances of Carve Out Stock (as defined in the Restated Certificate), (ii) the issuance and sale of Series A Preferred Stock pursuant to the Series A Agreement, (iii) any public offering of stock of the Company or (iv) the issuance of securities that are specifically deemed not to be subject to the right of first offer in this Section 2.4 by the written consent or affirmative vote of the Major Investors holding a majority of the Registrable Securities then held by all Major Investors. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)          The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to its Affiliates.

16

(f)          The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of (i) the Qualified Public Offering or (ii) a Liquidation Event.

2.5           Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant or independent contractor) with access to confidential information and/or trade secrets to enter into a customary nondisclosure and proprietary rights assignment agreement. Unless approved by the Board of Directors of the Company (including the Series A Director), all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period in connection with the Initial Offering. Any acceleration of vesting shall require the approval of the Board of Directors of the Company (including the Series A Director). The Company shall retain a right of first refusal on transfers until the Initial Offering and the right to repurchase unvested shares at cost.

2.6           Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care as such Investor uses to protect its own confidential information for any information obtained pursuant to Section 2.1 or Section 2.2 hereof which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor that is a limited partnership or limited liability company may disclose such proprietary or confidential information to any former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member or management company of such Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Investor. Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.6, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order.

17

2.7           Series A Preferred Stock Covenant. In the event of a Subsequent Equity Financing (as defined below), the parties hereto agree to cause the Company to, and the Company shall amend and restate its Restated Certificate of Incorporation so that the Investors shall be entitled to receive substantially as favorable dividend and liquidation preference rights in respect of its Series A Preferred Stock as may be contained in any Equity Securities issued in such Subsequent Equity Financing. For the purposes of this Section 2.7, (i) “Subsequent Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date hereof from which the Company receives gross proceeds of not less than ten million dollars ($10,000,000), and (ii) “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities with an economic value primarily comprised of the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

2.8           Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. Notwithstanding any other provision of this Section 2.8 to the contrary, for so long as a Series A Director (as defined in the Restated Certificate) is serving on the Board of Directors, the Company shall not cease to maintain a Directors and Officers liability insurance policy limit of an amount of at least $1,000,000 unless approved by such Series A Director.

2.9           Withholding. Each Investor acknowledges and agrees that under U.S. federal tax law (including Sections 1441, 1442, 1445, 1446, 1471, 1472, 1473, and 1474 of the Internal Revenue Code of 1986, as amended) and possibly under applicable non-U.S. or U.S. state or local law, the Company must withhold tax (including backup withholding under certain circumstances) with respect to certain distributions or other payments made to such Investor by the Company. Each Investor represents, warrants and agrees that it will provide at the Closing a properly completed Form W-8BEN, W-8IMY, W-8EXP, W-8ECI or W-9, as appropriate (a “Withholding Certificate”), and such Investor shall cooperate with the Company upon the Company’s request to update and maintain such Withholding Certificate in a timely manner. Each Investor agrees to promptly provide such other information, documentation or certification as may be reasonably requested by the Company to determine whether withholding may be required with respect to payments to such Investor or to comply with any tax return or information filing requirements.

2.10         Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Restated Certificate, or elsewhere, as the case may be.

18

2.11         Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.7 and 2.8 shall terminate and be of no further force or effect upon the consummation of (a) the Initial Offering or (b) a Liquidation Event.

3.          Miscellaneous.

3.1           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2           Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

3.3           Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

3.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5           Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6           Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to seek reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

19

3.7           Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding a majority of the Registrable Securities; provided, however, that in the event that such amendment or waiver adversely affects the obligations or rights of the Common Holders in a different manner than the other Holders, such amendment or waiver shall also require the written consent of the Common Holders holding a majority of the shares of Common Stock held by all Common Holders. The provisions of Section 2.1, Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities and the Company.

3.8           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9           Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or venture capital funds under common investment management) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10         Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.11         Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; provided that (i) the opportunity for investment or participation in such competitive enterprise is not first presented to, or acquired or developed by, or otherwise in the possession of, an Investor or its representatives expressly and solely in such person’s capacity as a director of this Corporation and (ii) such Investor complies with the confidentiality and use restrictions set forth in Section 2.6 above with respect to the Company’s confidential information.

20

3.12         Arbitration. Any controversy between the Parties hereto involving any claim arising out of or relating to this Agreement, will be submitted to and be settled by final and binding arbitration in New York City, New York, in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Such arbitration shall be conducted by three (3) arbitrators chosen by the Company, the Investors and the Common Holders, or failing such agreement, an arbitrator appointed by the AAA. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the Parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

3.13         Additional Investors. Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series A Preferred Stock pursuant to the subsequent closing provisions of Section 1.3 of the Series A Agreement.

21

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

RISE COMPANIES CORP.

	By:	/s/ Benjamin Miller

	Name:	Benjamin Miller

	Title:	Chief Executive Officer and President

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first written above.

COMMON HOLDERS:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first written above.

COMMON HOLDERS:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

By:	/s/ Herb Miller
Name:	HERB MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	herb@westdev.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

By:	/s/ Patrice Miller
Name:	PATRICE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

WH / RISE CO, LLC

	By:	Chain of Lakes Capital, LP, its managing member

	By:	Chain of Lakes Capital, Inc., its general partner

	By:	/s/ Craig M. Young

	Name:	Craig M. Young

	Title:	President

Address:	25 Taylor St. San Francisco, CA 94102

Email:	cyoung@tidewatercap.com

Fax:	NA

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RENREN LIANHE HOLDINGS

	By:	/s/ Joseph Chen
	Name:	Joseph Chen
	Title:	Director

Address:	5/F Great Creativity Information Industry Garden

North Building Suite 18,

Jiuxianqiao Middle Road, Chaoyang District

Beijing, China 100016

Attention:	Xianzhi Bao, Director-Legal Affairs

Email:	RenrenCorporateLegalNotices@renren-inc.com

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ David Miller
Name:	DAVID MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	dhmiller04@gmail.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Caroline Miller
Name:	CAROLINE MILLER

Address:	1413 P Street, NW, Apt. 402

Washington, D.C. 20005

Email:	patrice@prm1154.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

BOYLE FAMILY TRUST

By:	/s/ Richard J. Boyle, JR., as Trustee
Name:	RICHARD J. BOYLE, JR., AS TRUSTEE

Address:	26111 Mulberry Lane

Los Altos Hills, CA 94022

Email:	Rich.Boyle@gmail.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Marty Burger
Name:	MARTY BURGER

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Tal Kerret
Name:	TAL KERRET

Address:	7 World Trade Center

250 Greenwich Street, 38th Floor

New York, NY 10007

Email:

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LOCKARD MARDUEL REVOCABLE TRUST

	By:	/s/ Tom Lockard

	Name:	Tom Lockard

	Title:	Trustee

Address:	153 Pfeiffer St.

San Francisco, CA 94133

Email:	Marlock@pacbell.net

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Christopher Rising
Name:	CHRISTOPHER RISING

Address:	1111 Armada Drive

Pasadena, CA 91103

Email:	ccr@risingrp.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

WESTMILL CAPITAL PARTNERS, LLC

	By:	/s/ Benjamin S. Miller

	Name:	Benjamin S. Miller

	Title:	Manager

Address:

Email:	ben@westmillcapital.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Benjamin Miller
Name:	BENJAMIN MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	ben@fundrise.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

By:	/s/ Daniel Miller
Name:	DANIEL MILLER

Address:	1519 Connecticut Ave, NW, Suite 200

Washington, D.C. 20036

Email:	dan@fundrise.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GPM-Center Court, LLC

	By:	Guggenheim Partners Investment Management, LLC, as Manager

	By:	/s/ William R. Hagner

	Name:	William R. Hagner

	Title:	Attorney-in-Fact

Address:	330 Madison Avenue

New York, NY 10017

Email:	Bill.Hagner@guggenheimpartners.com

Fax:	212-644-8107

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

GPM: Fundrise, LLC

	By:	/s/ Christopher S. Antonow
on behalf of Guggenheim Capital, LLC its member

	Name:	Christopher S. Antonow

	Title:	Senior Managing Director

Address:	227 West Monroe Street, Suite 4900

Chicago, IL 60606

Email:

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Camber Creek LLC

	By:	/s/ Casey Berman

	Name:	Casey Berman

	Title:	Managing Director

Address:	5410 Edson Lane Suite 220

Rockville MD 20852

Email:	cb@cambercreek.com

Fax:	301-816-1556

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Collaborative II, L.P.

	By:	Collab GP II, LLC

	Its:	General Partner

By:	/s/ Craig Shapiro

Name:	Craig Shapiro

Title:	Managing Director

Address:	73 Spring Street, Suite 207

New York, NY 10012

Attn: Craig Shapiro

Phone: +1 ###-##-####

With a required copy to:

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Attn: Matthew S. Bartus

Email: mbartus@cooley.com

Email:	craig@collaborativefund.com

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Dennis Rohan

By:

	Name:	Dennis Rohan

Title:

Address:	399 Stevick Drive

Atherton, Ca 94027

Email:	dennisrohan@gmail.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Kindling Capital LLC

	By:	/s/ Mazen Araabi

	Name:	Mazen Araabi

	Title:	Managing Member

Address:	58 South Park

San Francisco, CA 94107

Email:	maz@kindlingcapital.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Deborah L Harmon

	By:	/s/ Deborah L Harmon

	Name:	Deborah L Harmon

	Title:	CEO

Address:	6216 Kennedy Drive

Chevy Chase, MD 20815

Email:	Debbie.harmon@artemisrep.com

Fax:	301-652-1101

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Michael Kenneth Gewirz

	By:	/s/ Michael K. Gewirz

	Name:	Michael K. Gewirz

Title:

Address:	1666 K St., N.W. #1430

Wash., D.C. 20006

Email:	mgewirz@potomacinvestment.com

Fax:	202-296-1021

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

	By:	/s/ Deborah Ratner Salzberg
Deborah Ratner Salzberg, Trustee

Address:		50 Public Square, Ste. 1600
Cleveland, OH 44113
Email:		egarlitz@rmscorporations.com
Fax:		216.575.1395

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

	By:	/s/ Abraham Miller
Abraham Miller, Co-Trustee

	By:	/s/ Brian Ratner
Brian Ratner, Co-Trustee

Address:	50 Public Square Ste. 1600
Cleveland, OH 44113
Email:	earlitz@rmscorporations.com
Fax:	216.575.1395

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

	By:	/s/ James Ratner
James Ratner, Co-Trustee

	By:	/s/ Ronald Ratner
Ronald Ratner, Co-Trustee

Address:	50 Public Square, Ste. 1600
Chicago, IL 44113
Email:	egarlitz@rmscorporations.c
Fax:	216.575.1395

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Simon Ziff

	By:	Ackman-Ziff Real Estate Group

	Name:	Simon Ziff

	Title:	President

Address:	110 East 42nd Street, 10th Floor

New York, NY 10017

Email:	Simon@ackmanziff.com

Fax:	212-286-4033

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Justin Sternberg

By:

	Name:	Justin Sternberg

Title:

Address:	407 Park Avenue South, Apt 17A

New York, NY 10016

Email:	jsternberg@imdevpartners.com

Fax:	(914) 833-3092

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Cline Trust Company, LLC

	By:	/s/ Adam Falcon 8/7/2014

	Name:	Adam Falcon, CFA

	Title:	Chief Investment Officer

Address:	3801 PGA Blvd., Ste 901

Palm Beach Gardens, FL 33410 Att: Rui Falcon

Email:	rfalcon@clineres.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Adam D. Falcon and Rui G. Falcon Revocable Trust

	By:	/s/ Rui Falcon

	Name:	Rui Falcon

	Title:	Trustee

Address:	132 Mystic Lane

Jupiter, FL 33458

Email:	Princeton@princetonassetmanagement.net

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

LMB Fundrise, LLC

	By:	/s/ Jonathan B. Schultz

	Name:	Jonathan B. Schultz

	Title:	member

Address:	900 Route 9 North, Suite 301

Woodbridge, NJ 07095

Email:	Jschultz@onyxequities.com

Fax:	(732) 362 - 8801

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

/s/ Haniel Lynn

By:

	Name:	Haniel Lynn

Title:

Address:	10551 MacArthur Blvd

Potomac, MD 20854

Email:	Haniel_Lynn@yahoo.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

RRDC Properties L.L.C

	By:	/s/ Justin Elghanayan

	Name:	Justin Elghanayan

	Title:	President

Address:	c/o Rockrose Development Corp.,

666 Fifth Avenue, 5th Floor, New York, NY 10103

Email:	Justin.Elghanayan@rockrose.com

Fax:	212-757-1875

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

INVESTOR:

Jonathan M. Stern

	By:	/s/ Jonathan M. Stern

	Name:	Jonathan M. Stern

Title:

Address:	33 Hathaway Lane

Manhasset, NY 11303

Email:	jmsnyc@gmail.com

Fax:

Signature Page to Investors’ Rights Agreement
for Rise Companies Corp.

SCHEDULE A

SCHEDULE OF INVESTORS

Renren Lianhe Holdings

WH / Rise Co, LLC

Herbert Miller

Patrice Miller

David Miller

Caroline Miller

Boyle Family Trust

Marty Burger

Tal Kerret

Lockard Marduel Revocable Trust

Christopher Rising

WestMill Capital Partners, LLC

Benjamin Miller

Daniel Miller

GPM:Fundrise, LLC

GPM-Center Court, LLC

Camber Creek LLC

Collaborative II, L.P.

Dennis Rohan

Kindling Capital LLC

Deborah L. Harmon

Michael Kenneth Gewirz

S-1

SCHEDULE A (continued)

SCHEDULE OF INVESTORS

Deborah Ratner Salzberg Revocable Trust Agreement dated February 9, 1987, as amended and restated

Deborah Ratner Salzberg 2001 Trust Agreement dated November 1, 2001

James Ratner Revocable Trust Agreement dated December 4, 1981, as amended and restated

Ackman-Ziff Real Estate Group

Justin Sternberg

Justin Sternberg

Cline Trust Company, LLC

Adam D. Falcon and Rui G. Falcon Revocable Trust

LMB Fundrise, LLC

Haniel Lynn

RRDC Properties L.L.C.

S-2

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Benjamin Miller

Daniel Miller

S-3